Exhibit 99.1

REVLON, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Overview

On July 28, 2008, Revlon, Inc. (“Revlon” and together with its subsidiaries, including Revlon Consumer Products Corporation, the “Company”) consummated the sale of the Company’s non-core Bozzano brand, a leading men’s hair care and shaving line of products, and certain other non-core brands, including Juvena and Aquamarine, which are sold only in the Brazilian market. The transaction was effected through the sale of the Company’s indirect Brazilian subsidiary, Ceil Comércio E Distribuidora Ltda. (“Ceil”) to Hypermarcas S.A., a Brazilian publicly-traded, consumer products corporation. The purchase price was approximately $104 million in cash plus approximately $3 million in cash on Ceil’s balance sheet. Net proceeds, after the payment of taxes and transaction costs, are expected to be approximately $94 million.

The Company is currently evaluating the most appropriate use of the net proceeds from this transaction. In the Company’s results for the third quarter of 2008, the Company expects to record a one-time gain from this transaction of approximately $50 million. Revlon brand color cosmetics will continue to be marketed in Brazil through the Company’s current third party distributor.

The adjustments reflected in the unaudited pro forma condensed consolidated financial statements are based on currently available information and certain estimates and assumptions. Actual results may differ from the pro forma adjustments and from the estimates and assumptions used. The Company’s management believes that the estimates and assumptions used provide a reasonable basis for presenting the effects of the sale of the Company’s Ceil subsidiary. The Company’s management also believes that the pro forma adjustments give appropriate effect to these estimates and assumptions and are applied in conformity with U.S. generally accepted accounting principles.

The pro forma adjustments made in connection with the development of the pro forma information are preliminary and have been made solely for the purpose of developing such pro forma information necessary to comply with disclosure requirements and are not necessarily indicative of the results of continuing operations that would have occurred if the disposition had been consummated on January 1, 2007, nor are they necessarily indicative of the Company’s future results of operations.

REVLON, INC. AND SUBSIDIARIES
PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEETS
(dollars in millions)

	As Reported	Pro Forma		Pro Forma
	June 30, 2008	Adjustments		June 30, 2008
	(Unaudited)			(Unaudited)

ASSETS
Current assets:
Cash and cash equivalents	$31.2	$93.7	(b)	$124.9
Trade receivables, less allowance for doubtful accounts	192.7	(5.5)	(a)	187.2
Inventories	182.9	(3.5)	(a)	179.4
Prepaid expenses and other	65.7	(8.0)	(c)	57.7

Total current assets	472.5	76.7	(a)	549.2
Property, plant and equipment, net	113.9	(0.9)	(a)	113.0
Other assets	110.9	(0.1)	(a)	110.8
Goodwill, net	186.4	(3.5)	(d)	182.9

Total assets	$883.7	$72.2		$955.9

LIABILITIES AND STOCKHOLDERS’ DEFICIENCY
Current liabilities:
Short-term borrowings	$2.7	$-		$2.7
Current portion of long-term debt	8.7	-		8.7
Accounts payable	103.4	(4.1)	(a)	99.3
Accrued expenses and other	247.9	(9.1)	(a)	238.8

Total current liabilities	362.7	(13.2)	(a)	349.5
Long-term debt	1,221.6	-		1,221.6
Long-term debt - affiliates	170.0	-		170.0
Long-term pension and other post-retirement plan liabilities	110.2	-		110.2
Other long-term liabilities	82.2	-		82.2
Total stockholders’ deficiency	(1,063.0)	85.4	(e)	(977.6)

Total liabilities and stockholders’ deficiency	$883.7	$72.2		$955.9

See Accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

REVLON, INC. AND SUBSIDIARIES
PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(dollars in millions, except share and per share amounts)

	Year Ended December 31, 2007
		Pro Forma
	As Reported	Adjustments	Pro Forma
		(a)	(Unaudited)

Net sales	$1,400.1	$(33.0)	$1,367.1
Cost of sales	522.9	(17.1)	505.8

Gross profit	877.2	(15.9)	861.3
Selling, general and administrative expenses	748.9	(12.7)	736.2
Restructuring costs and other, net	7.3	-	7.3

Operating income	121.0	(3.2)	117.8

Other expenses (income):
Interest expense	136.3	-	136.3
Interest income	(2.0)	-	(2.0)
Amortization of debt issuance costs	3.3	-	3.3
Foreign currency gains, net	(6.8)	2.1	(4.7)
Miscellaneous, net	(1.7)	-	(1.7)

Other expenses, net	129.1	2.1	131.2

Loss before income taxes	(8.1)	(5.3)	(13.4)
Provision for income taxes	8.0	(1.4)	6.6

Net loss	$(16.1)	$(3.9)	$(20.0)

Basic loss per common share	$(0.03)		$(0.04)

Diluted loss per common share	$(0.03)		$(0.04)

Weighted average number of common shares outstanding:
Basic	504,372,640		504,372,640

Diluted	504,372,640		504,372,640

See Accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

REVLON, INC. AND SUBSIDIARIES
PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(dollars in millions, except share and per share amounts)

	Six Months Ended June 30, 2008
		Pro Forma
	As Reported	Adjustments	Pro Forma
	(Unaudited)	(a)	(Unaudited)

Net sales	$696.8	$(18.6)	$678.2
Cost of sales	247.4	(9.8)	237.6

Gross profit	449.4	(8.8)	440.6
Selling, general and administrative expenses	369.1	(7.5)	361.6
Restructuring costs and other, net	(11.6)	-	(11.6)

Operating income	91.9	(1.3)	90.6

Other expenses (income):
Interest expense	62.9	-	62.9
Interest income	(0.5)	-	(0.5)
Amortization of debt issuance costs	2.8	-	2.8
Foreign currency gains, net	(5.6)	1.2	(4.4)
Miscellaneous, net	-	-	-

Other expenses, net	59.6	1.2	60.8

Income before income taxes	32.3	(2.5)	29.8
Provision for income taxes	14.9	(0.4)	14.5

Net income	$17.4	$(2.1)	$15.3

Basic income per common share	$0.03		$0.03

Diluted income per common share	$0.03		$0.03

Weighted average number of common shares outstanding:
Basic	511,690,858		511,690,858

Diluted	512,117,244		512,117,244

See Accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

REVLON, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL
STATEMENTS
(all tabular amounts in millions)

1.	Basis of Presentation

The historical condensed consolidated balance sheet as of June 30, 2008 and historical condensed consolidated statement of operations for the six months ended June 30, 2008 are derived from and should be read in conjunction with the Company’s unaudited condensed consolidated financial statements in its June 30, 2008 Form 10-Q, which was filed with the SEC on July 31, 2008. The historical condensed consolidated statement of operations for the year ended December 31, 2007 is derived from and should be read in conjunction with the Company’s audited consolidated financial statements in its December 31, 2007 Form 10-K, which was filed with the SEC on March 5, 2008.

The pro forma adjustments in the accompanying condensed consolidated balance sheet have been prepared as if the sale of the Company’s Ceil subsidiary was completed on June 30, 2008. The pro forma adjustments in the accompanying condensed consolidated statements of operations for the six months ended June 30, 2008 and year ended December 31, 2007 have been prepared as if the sale of the Company’s Ceil subsidiary was completed on January 1, 2007.

These pro forma financial statements do not purport to be indicative of the Company’s financial position or results of operations as of the dates presented or for such periods, nor are they necessarily indicative of the Company’s future results of operations.

2.	Pro Forma Adjustments and Assumptions

The unaudited pro forma condensed consolidated financial statements give pro forma effect to the following:

(a)	The pro forma adjustments relate to the assets disposed of from the sale of the Company’s Ceil subsidiary.

(b)	The purchase price for the Company’s Ceil subsidiary was $104.0 million in cash, plus $3.6 million in cash on Ceil’s balance sheet. Net proceeds received at the closing, after the payment of taxes and the elimination of cash on hand in the Company’s Ceil subsidiary, were $93.7 million.

(c)	The elimination of $8.0 million of prepaid expenses includes approximately $6 million related to non-income taxes receivable.

(d)	The write-off of $3.5 million of goodwill represents the portion of goodwill allocated to the Company’s Ceil subsidiary.

(e)	The $85.4 million adjustment to stockholders’ deficiency represents the difference between the net cash proceeds, the elimination of net assets (as related to the assets disposed) and the write-off of the currency translation adjustment related to the Company’s Ceil subsidiary (none of which are included in the pro forma condensed consolidated income statements).